EXHIBIT 10.6

THIS AGREEMENT MADE AS OF THE 27th  DAY OF SEPTEMBER, 2000

BETWEEN:

SUNSHINE COAST HOLDINGS LTD., a company duly incorporated under the laws of the Province of British Columbia, and having its registered office at 300 - 1676 Martin Drive in the City of Surrey, in the Province of British Columbia;

(hereinafter called the "Landlord")

OF THE FIRST PART

AND:
FORTUNE OIL AND GAS INC.,
#305 - 1656 MARTIN DRIVE,
SURREY, B.C. V4A 6E7

(hereinafter called the "Tenant and/or Guarantor")

OF THE SECOND PART

WHEREAS:

A.   The Landlord is the registered owner of the certain parcel or tract of land and premises situate, lying and being in the City of Surrey, Province of British Columbia, and known and described as:

Lot 3 of the South East Quarter of Section 15, Township 1, Plan 56401, except part subdivided by Plan 60277, New Westminster District

(hereinafter called the "Land")

upon which is situate a building municipally known as 1656 Martin Drive and is the subject of this document.

(hereinafter called the "Building")

B.   The Landlord and the Tenant are desirous of entering into a lease of that portion of the Building outlined in red on Schedule "A" attached hereto:

(hereinafter called the "Demised Premise")

NOW THEREFORE WITNESSETH THIS AGREEMENT that in consideration of the mutual covenants, agreements, representations, and warranties and of the consideration hereinafter contained, the parties agree as follows:

ARTICLE 1 DEFINITIONS

1.01  The terms defined in this Article shall for all purposes of this Lease or other instruments supplemental hereto, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

(a)	"Basic Rent" as of any particular time shall mean the net monthly basic rental provided for in this Lease at the rate of $2,200.00 per month during the term of this Lease;

(b)
"Building Equipment" shall mean all machinery, plumbing, wiring, heating, air conditioning and lighting and other equipment, if any, other than Tenant's Equipment which is an integral part of the Building;

(c)
"Demised Premise" shall mean all that portion of the Building which is leased or intended to be leased by the Landlord to the Tenant by this Lease, including any additions and improvements to the Building herein provided;

(d)	"Lease" shall mean this instrument as originally executed and delivered, or, if amended or supplemented or renewed, as so amended or supplemented or renewed;

(e)
"Tenant's Equipment" shall mean all personal property, fixtures, apparatus, machinery and equipment other than Building Equipment owned by the Tenant and used or intended for use in connection with the operation of the business of the Tenant and whether installed prior to the commencement of the term of the Lease or at any time and from time to time during the said term;

(f)
"Tenant's Proportionate Share" shall mean the fraction (expressed as a percentage) the numerator of which is the Rentable Area of the Demised Premise and the denominator of which is the Total Rentable Area;

(g)
"Realty Taxes" shall mean all real property taxes, assessments, rates, charges and other governmental impositions general or special, ordinary or extraordinary, foreseen or unforseen of every kind, including assessments for local or public improvements and school taxes which may at any time during the term imposed, assessed or levied in respect of the Land, building or Demised Premise, and all fixtures and improvements from time to time thereon;

(h)
"Structural Repairs" shall mean repairs to the foundations, supports, beams, exterior roof, gutters, and bearing walls of the Building. In the event of any dispute arising between the parties as to the definitions of Structural Repairs, then the matter shall be resolved by a duly qualified Civil Engineer named by the Landlord and the decision of such Civil Engineer shall be binding upon the parties thereto;

(i)
"Rentable Area" shall include all area occupied and shall be computed by measuring from the exterior surface of the outer Building walls to the exterior surface of corridor walls or other permanent partitions and to the centre of partitions which separate the area occupied by adjoining Rentable Areas without deduction for columns and projections necessary to the Building, and shall include an area equal to the Tenant's Proportionate Share of the sum of the areas of the building corridors, Janitor rooms, electrical and mechanical rooms, lobby, public washrooms and the like areas excepting only any major vertical penetrations of the first floor.

(j)
"Total Rentable Area" shall mean the total rentable area of the building whether rented or not, computed by measuring to the exterior surface to the permanent outer building walls, excluding any major penetrations of the floor. The underground parking is excluded but the parking lobby is included.

ARTICLE 2 GRANT OF LEASE

2.01  The Landlord demises and leases unto the Tenant and the Tenant hereby takes and rents the Demised Premise.

ARTICLE 3 TERM OF LEASE

3.01  The Tenant shall have and hold the Demised Premise for and during the term of three (3) years and six (6) months commencing on the 1st day of October, 2000.

ARTICLE 4 RENT
4.01  The Tenant shall pay during the term of this Lease the sum of Ninety Two Thousand Four Hundred ($92,400.00) DOLLARS payable monthly in advance on the first day of each and every month in consecutive monthly instalments equal to the Basic Rent, the first such monthly instalments or a pro-rated portion thereof in the event this Lease is executed other than on the first day of a month shall be paid on and delivered to the Landlord by the first day of each and every month during the term hereby demised.

4.02  The aforesaid Rentable Area is calculated on the basis of the area of the Demised Premise being 1,760 square feet at the rate of $15.00 for each square foot of rentable area.

4.03  The rent reserved hereunder shall be paid in Canadian funds to the Landlord at #310 - 1676 Martin Drive, Surrey, British Columbia, unless another place of payment is designated by the Landlord, and the Tenant duly notified thereof in writing. Remittances for rent, if mailed, shall be sent to the attention of such person as the Landlord may from time to time designate in writing for the Tenant.

4.04  The Lease shall be a net Lease and the rental provided to be paid by the Landlord hereunder shall be net to the Landlord, and shall yield to the Landlord the entire such rental during the full term of this Lease without abatement, deduction or set-off of any nature whatsoever and all costs, expenses, rates, taxes, charges and obligations of every kind and nature whatsoever relating to the Demised Premise, whether or not herein referred to and whether or not of a kind known existing or within the contemplation of the parties hereto, shall be paid by the Tenant, excepting only any income tax or taxes other than business tax imposed or levied by an authority whatever on the income received by the Landlord from the Demised Premise.

4.05  Any money payable to the Tenant to the Landlord in addition to the rent referred to in Article 4.01 shall be deemed to be rent. All monies payable by the Tenant to the Landlord pursuant to the Lease shall bear interest at the rate of two percent (2%) per month from the date of default.

ARTICLE 5 PAYMENT OF ADDITIONAL RENT

5.01  The Tenant shall pay the following as additional rent to the Landlord in each year of the term hereby created within thirty (30) days after demand:

(a)	the Tenant's Proportionate Tax Share of Property Taxes;

(b)
all taxes levied by a provincial, municipal or school authority in respect to the Land and Building as shall be attributable to the assessment for any purpose of all things erected or placed in, upon or under or fixed to the Demised Premise by or with the consent or permission of the Tenant during the term of the Lease, including all fixtures, machines, equipment and other things of any nature or description not the property of the Landlord or which may be lawfully removed by the Tenant;

(c)
the Tenant's Proportionate Share in all actual operating and expenses of the Landlord, Building and Demised Premises, which operating costs and expenses shall be deemed to include any and all expenses properly chargeable against income incurred by the Landlord in connection with the operation, maintenance or repair of the Land, Building and Demised Premises and by way of example and without limiting the generality of the foregoing, shall include the cost of the following:

(i)	fuel used for heating, ventilating and air conditioning purposes and all electricity used throughout the Building;

(ii)	water and sewer charges;

(iii)
all labour, wages, including employees' benefits and Workmen's Compensation, and other payments made to janitors, caretakers, supervisory personnel and other employees of the Landlord involved in the care, security, maintenance, cleaning or operation of the Building and Land and the total charges of any independent service contractor employed in the care, security, maintenance, cleaning or operation of the Building and Land;

(iv)	all supplies, including those supplies the necessity of which is occasioned by ever day wear and tear;

(v)	gardening and landscaping, maintenance of parking areas and driveways, the removal of snow and garbage removal and scavenging charges;

(vi)	insurance obtained pursuant to Article 7.01 of this Lease;

(vii)	rental of equipment and signs;

(viii)	any management fees paid by the Landlord;

but shall not include:

(ix)	depreciation;

(x)	cost of altering and redecorating vacated premises;

(xi)	all major repairs incurred for the purpose of maintaining the Building's resale value;

(xii)	general administration expenses;

(xiii)	all finance charges;

(xiv)	maintenance and operating costs of the display sign on the perimeter of the second floor of the Building.

(d)
the total cost of all local improvements and utility charges in any and all charges for water, gas, electric light, heat or power, telephone, or other similar services used, rendered or supplied upon or in connection with the Demised Premise throughout the term of the Lease and will pay all charges or costs in respect to garbage removal, or incineration thereof, or other disposal thereof, and will indemnify the Landlord and save it harmless from and against any liability or damages on such account.

5.02  The Tenant may take advantage of any provisions of law whereby Property Taxes may be paid by instalment or deferred from some portion of the fiscal year to which they relate, provided that no fine, penalty or cost is incurred, except accrued interest on the unpaid balance of such taxes. If any Property Taxes upon or with respect to the Demised Premise relating to a fiscal period of the taxing authority, a part of which period is included within the term of this Lease, and a part of which period commences prior to the commencement of the term herein, or extends beyond the date of termination of this Lease, whether or not such Property Taxes shall be assessed, levied, confirmed or imposed or become payable during the term of this Lease, shall be adjusted proportionately as between the Landlord and the Tenant as of the date of commencement or termination of this Lease as is required. If the Tenant shall fail to pay any Property Taxes, the Tenant shall pay any fine, penalty, interest, and expense arising therefrom and the Landlord shall be at liberty to pay the same (after 10 days written notice to the Tenant of its intention so to do) and may add to the next ensuing instalment of rent the amounts so paid including penalties, charges and interest in connection therewith.

5.03  The Tenant shall have the right to contest the amount or validity of any Property Taxes imposed in respect of the Demised Premises but this shall not relieve the Landlord of its obligation to pay such Property Taxes or authorize the Tenant to defer payment of such Property Taxes, unless such deferment is lawful.

5.04  If the Tenant is contesting in good faith the amount or validity of any Property Taxes and has complied with the provisions of this Article and if it becomes necessary for the Landlord to join in or consent to such proceedings the Landlord shall join or consent as required, but the Tenant shall indemnify the Landlord against all expense arising therefrom.

5.05  Notwithstanding the provisions of Article 5 at any time during the term of this Lease, the Landlord shall have the option to require the Tenant to pay and the Tenant shall pay to the Landlord on each date upon which the Basic rent is payable such amount or amounts as the Landlord may from time to time estimate as being necessary so that the Landlord will have sufficient funds on hand to pay Property and all operating costs next to become due and payable, and if the Property Taxes or operating costs actually charged or payable in any calendar year shall exceed such estimate by the Landlord for that year, the Tenant shall pay to the Landlord forthwith on demand the amount required to make up the deficiency. No interest shall accrue on the monies so collected by the Landlord.

ARTICLE 6 TENANT'S EQUIPMENT

6.01  At any time and from time to time during the term of this Lease, the Tenant may install, maintain, and replace in the Demised Premise, any Tenant's Equipment as the Tenant in its sole discretion may desire. Notwithstanding the fact that the Tenant's Equipment may be installed in such a manner that, but for the agreement of the Landlord herein contained, the same would form a part of the Demised Premise, the Tenant's Equipment shall nevertheless be and remain at all times the property of the Tenant.

6.02  The Tenant may not remove any part of the Tenant's Equipment at any time during the term of this Lease without the written consent of the Landlord, which shall not be unreasonably withheld. The Tenant shall be responsible for and will repair all or any damage to any part of the Demised Premise, including structural portions thereof caused by the installation or removal of any of the Tenant's Equipment, fixtures, alterations or improvements where installed as aforesaid. Any of the Tenant's Equipment remaining in the Demised Premise at the termination of this Lease may be removed and stored by the Landlord, who shall thereupon have the first and paramount lien against the Tenant's Equipment and the Landlord shall not be required to release possession thereof until the cost of removal and storage and any other obligations due under this Lease have been paid by the Tenant. If the Tenant does not pay for the removal and storage of the Tenant's Equipment after demand in writing by the Landlord, the Landlord shall have the right to sell the same applying the proceeds firstly in payment of the costs of such removal,storage and secondly to the Tenant's account.

6.03  The Landlord shall not be responsible for any loss or damage occurring to the Tenant's Equipment, save and except for loss or damage caused by the negligence of the Landlord, or persons for whom in law the Landlord is responsible.

ARTICLE 7 INSURANCE

7.01  The Landlord, acting reasonably and as a prudent owner of similar Land and building shall carry such insurance for the amount and benefit of the Landlord from time to time considers useful, expedient or beneficial, including without limitation, any or all of the following:

(a)	Insurance against all risks of loss or damage to property owned by the Landlord relative to the Land and buildings;

(b)
Insurance against all explosions or failure of boilers, pressure vessels, air conditioning equipment and miscellaneous electrical apparatus on a blanket basis with broad form cover, including repair and replacement;

(c)
Insurance against loss of insurable gross profits attributable to all perils insured against by the Landlord or commonly insured against by prudent landlords, including loss of all rents receivable from tenants in the Building in accordance with the provisions of their leases including Basic Rent and all other charges payable as additional rent in such amount or amounts as the Landlord or its mortgagees from time to time require;

(d)
Insurance against third party liability hazards, including exposure to personal injury, bodily injury and property damage on an occurrence basis, including insurance for all contractual obligations, and covering also actions of all employees, other persons, subcontractors and agents while working on behalf of the Landlord;

(e)
Insurance against any other form or forms of loss that the Landlord or its mortgagees reasonably requires from time to time for like properties similarly situated and from amounts against which a prudent landlord would insure itself.

                      Notwithstanding any contribution by the Tenant to insurance premiums as provided for in this Lease, no insurable interest is conferred upon the Tenant under policies carried by the Landlord. The Landlord shall in no way be accountable to the Tenant regarding the use of any insurance proceeds arising from any claims, and the Landlord shall not be obliged on account of such contributions to apply such proceeds to the repair or restoration of that which was insured. Where the Tenant may desire to receive indemnity by way of insurance for any property, work or thing whatsoever, the Tenant shall insure same for its own account and shall not look to the Landlord for reimbursements or recovery in the event of loss or damage from any cause, whether or not the Landlord has insured same and recovered therefore.

7.02  The Tenant shall, during the entire term thereof, at its sole cost and expense, take out and keep in full force and effect, in the name of the Tenant, the Landlord and the Landlord's mortgagees, the following:

(a)
property insurance, which shall include coverage on property of every description and kind owned by the Tenant or for which the Tenant is responsible or legally liable pursuant to the terms of this Lease, or which is installed by or on behalf of the Tenant, including the Tenant's equipment, in an amount at least equal to the full insurable value thereof calculated on a replacement cost basis without deduction for depreciation and without co-insurance requirements. The perils insured against shall include fire and such additional perils as are normally insured against in the circumstances by prudent tenants, and as any mortgagee having a security interest in the premises reasonably requires, or as the Landlord from time to time demands. In the event that a dispute arises as to that sum which represents full replacement costs, the decision of the Landlord shall be conclusive;

(b)
public liability insurance applying to all operations of the Tenants and which shall include bodily injury, liability and property damage, personal injury liability, contractual liability, contingent liability and tenant's legal liability with respect to the occupancy by the Tenant of the demised premise. Such policy shall be written on a comprehensive basis with such limits as the Landlord or its mortgagees reasonably requires from time to time.

(c)
any other form or forms of insurance as the Landlord of the Landlord's mortgagee reasonably requires from time to time in amounts and from perils against which a prudent Tenant would protect itself in similar circumstances.

7.03  All property damage policies written on behalf of the Tenant shall contain a waiver of any subrogation rights which the Tenant's insurers may have against the Landlord and against those for whom the Landlord is, in law, responsible, whether any such damage is caused by the act, omission or negligence of the Landlord or by those for whom the Landlord is in law responsible. The Tenant releases and agrees to hold harmless the Landlord from and against all liability for any loss or damage to the Tenant, its property or improvements, by oversight, fault or any other cause whatsoever.

7.04  All policies shall be taken out with insurers acceptable to the Landlord and on policies in a form satisfactory from time to time to the Landlord. The Tenant agrees that certificates of insurance, or, if required by the Landlord or its mortgagees, certified copies of each such insurance policy will be delivered to the Landlord within thirty (30) days of the commencement date. All policies shall contain an undertaking by the insurers to notify the Landlord and its mortgagees in writing not less than thirty (30) days prior to any material change in terms, cancellation or other termination thereof.

7.05  The Tenant agrees that if the Tenant fails to take out or keep in force any such insurance referred to in this Article 7 or should any such insurance not be reasonably approved by either the Landlord or its mortgagees and the Tenant does not rectify the situation within forty-eight (48) hours after written notice by the Landlord to the Tenant (stating, if the Landlord or its mortgagees do not approve of such insurance, the reasons therefore), the Landlord shall have the right, without assuming any obligation in connection therewith, to effect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be immediately payable by the Tenant to the Landlord as additional rent and shall be due on the first day of the next month following said payment by the Landlord without prejudice to any other rights and remedies of the Landlord under this Lease.

7.06  The Tenant agrees that it will not keep, use, sell, or offer for sale in or upon the demised premise, any articles which may be prohibited by the standard form of fire insurance policy in force from time to time covering the land and building. In the event that Tenant's occupancy of, or conduct of business in the demised premise, whether or not the landlord has consented to the same causes any increase in premiums for the insurance carried from time to time by the Landlord with respect to the land and building, the Tenant shall pay any such increase in premiums as additional rent within ten (10) days after bills for such additional premiums are rendered by the Landlord.

ARTICLE 8 REPAIRS

8.01  The Tenant will during the term of this Lease, at its own costs and expenses, keep and maintain the demised premise in good order and condition, will make all necessary repairs excluding structural repairs, both exterior and interior to the demised premise to the end that the same shall at all times be kept in good and rentable condition for the purposes for which the demised premise is being used.

ARTICLE 9 CHANGES, ALTERATION AND ADDITIONS

9.01  Hereafter and at any time during the term of this Lease, the Tenant shall have the right, at its expense to make such changes and alterations in or to the demised premise as the Tenant shall deem necessary or desirable in connection with the requirements of its business but no structural changes or alteration shall be undertaken until detailed plans and specifications therefore have first been furnished to an approved in writing by the landlord, provided such approval may not be reasonably delayed or withheld.

9.02  The Tenant shall be responsible for procuring and paying for all required municipal and other governmental permits and authorizations of the various municipal departments and government divisions having jurisdiction necessary or advisable in connection with such changes. The Landlord will join in application for such permits and authorization whenever such action is necessary.

9.03  All work to be done in connection with any change or alteration shall be done promptly and in good and workmanlike manner, and in compliance with the valid and applicable building and zoning laws and with other valid laws, ordinances, orders, rules, regulations and requirements of all federal, provincial, and municipal governments, and the appropriate departments, commissions, boards, and officers thereof, in accordance with the orders, rules and regulations of the Canadian Fire Underwriters Association, or any other body hereafter constituted exercising similar functions; the cost of any such change or alteration shall be paid or secured so that the demised premise shall at all times be free and clear of liens for labour and materials supplied, or claimed to have been supplied to the demised premise.

9.04  All changes, alterations, additions and improvements made to or installed upon or in the demised premise which in any manner are attached in, to, on, or under the floors, walls, or ceilings during the term hereof by the Tenant, shall be and remain part of the demised premise and the title thereto shall immediately vest in the Landlord without any liability on its part to pay for the same; provided however the Tenant shall be at liberty to remove any or all such changes, alterations, additions and improvements with the written consent of the Landlord, such consent may not be unreasonably withheld. It shall not be unreasonable to refuse such consent unless the Tenant shall have first adequately secured the Landlord for loss or damage to the demised premise arising from such removal.

                      The Tenant shall be responsible for and will repair all or any damage to any part of the demised premise, including structural portions thereof, caused by the said changes, alterations, additions and improvements (or removal thereof) and shall restore the demised premise to the same condition as they were in before such changes, alterations and additions and improvements were made.

ARTICLE 10 DAMAGE OR DESTRUCTION

10.01  In case the demised premise is damaged or destroyed by any peril or hazard covered by or recoverable from insurance maintained by the Landlord under Article 7, then the Landlord shall immediately select a reputable contractor and if such contractor:

(a)
is of the opinion that the damage or destruction is capable of repair with reasonable diligence within ninety (90) days of the date of the damage then the Landlord shall deliver notice of its intention to rebuild or repair and shall repair the damage with reasonable diligence, or

(b)
is of the opinion that the damage or destruction is not capable of repair within ninety (90) days of the date of the damage, then the Landlord may elect either to repair such damage or destruction or to terminate this Lease.

10.02  If this Lease is not terminated by reason of such damage or destruction and if such damage or destruction is such as to render the demised premise wholly unfit for occupancy then the rent to be paid by the Tenant hereunder shall abate until the Landlord delivers a notice to the Tenant that the repairs have been substantially completed at which time all rent payable by the Tenant hereunder shall commence.

10.03  If the Landlord herein does not give the Tenant notice of its intention to either repair such damage or destruction or to terminate this Lease within thirty (30) days of the damage or destruction, then the Tenant may by notice in writing delivered to the Landlord, terminate this Lease or require the Landlord to repair the damage or destruction.

10.04  In case the demised premise is damaged or destroyed by any peril or hazard not covered by or recoverable from insurance maintained by the Landlord under Article 7, then the Landlord may elect to either repair such damage or destruction or not to repair.

ARTICLE 11 USE OF DEMISED PREMISE

11.01  The Tenant shall use the demised premise only for a general office and for no other purposes without the written consent of the Landlord, such consent may be reasonably withheld.

11.02  During the term of this Lease, the Tenant in the use, occupation, alteration or repair of the demised premise, or any property used in connection therewith, shall comply with the requirements of every applicable valid law, ordinance, rule or regulation. The Tenant shall further comply with the requirements of all policies or public liability, fire and kinds of insurance at the time in force with respect to the demised premise or any part thereof.

11.03  The Tenant covenants and agrees that it will carry on its business in the demised premise continuously during the term of this Lease.

ARTICLE 12 CERTAIN RIGHTS AND DUTIES OF THE LANDLORD

12.01  The Tenant will permit the Landlord and authorized representatives of the Landlord to enter into the demised premise at all reasonable times during the usual business hours, for the purpose of inspecting the same and or ascertaining whether the Tenant has failed or neglected to perform any act which it is required to perform under the provisions of this Lease, and also the Landlord shall be permitted to enter as aforesaid for the purpose of making any necessary repairs to the demised premise and performing any work therein, which the Tenant has failed to do, that may be necessary to comply with any valid law, ordinance, rule or regulations of any public authority, or any similar body, or to comply with the requirements of insurance policies then in force with respect to the demised premise. Nothing herein shall imply any duty upon the part of the Landlord to do or to pay for any work which under any provision of this lease the Tenant may be required to perform and the performance thereof by the Landlord in the event the Tenant does not perform the same after demand shall not constitute a waiver of the Tenant's default in failing to perform the same.

12.02  The Tenant upon paying the Basic Rent and all other charges herein provided for, and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, shall lawfully and quietly enjoy, hold, occupy, control and manage the demised premise during the term of this Lease without hindrance or molestation of the Landlord, or any person or persons claiming under the Landlord, save as expressly provided for by this Lease.

12.03               The Landlord shall deliver Schedule "A" in a form registrable under the Land Titles Act of British Columbia.

ARTICLE 13 CONDITIONAL LIMITATIONS - DEFAULT PROVISIONS

13.01  In case the term of this Lease or any of the goods and chattels of the Tenant shall be at any time seized in execution or attachment by a creditor of the Tenant or the Tenant shall make any assignment for benefit of creditors or any bulk sale or become bankrupt or insolvent or take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors, or, if the Tenant is a corporation and any order shall be made for the winding-up of the Tenant, or other termination of the corporate existence of the Tenant, or a Receiver or Receiver-Manager is appointed for the Tenant under any debenture or other security or lease shall at the option of the Landlord, immediately cease and terminate and the term shall immediately become forfeited and void and the then month's rent and the next ensuing three (3) months rent shall immediately become due and be paid and the Landlord may, without notice, re-enter and take possession of the Demised Premise as though the Tenant or other occupant or occupants of the demised premise was or were holding over after the expiration of the term without any right whatsoever.

13.02  If, during the term of this Lease, or any renewal thereof, the Tenant shall make default in the payment of any rent due under this Lease, and such default shall continue for ten (10) days after notice thereof by the Landlord, this Lease shall, at the option of the Landlord, cease and come to an end on a date to be specified in the said notice, which date shall not be less than five (5) days after the delivery of such notice. The Tenant will then quit and surrender the demised premise to the Landlord.

13.03  If, during the term of this Lease or any renewal thereof, the Tenant shall not observe, perform or keep any of the other covenants in this Lease and such default shall continue for ten (10) days after written notice thereof by the Landlord to the Tenant, or if the Tenant fails to proceed promptly and with all due diligence to cure such default after service of notice by the Landlord of such default, then and in any such case, unless the default upon which said notice was based has been cured in the meantime, this Lease shall cease and come to an end on a day to be specified in the said notice, which date shall not be less than ten (10) days, the ten (10) day period shall be extended for such time as shall allow the Tenant proceeding promptly and with all due diligence a reasonable opportunity to cure such default.

13.04  All costs, charges and expenses incurred by the Landlord in recovering or enforcing payment of monies owing hereunder, in enforcing the terms and conditions of this Lease, and in preparing this agreement, including the costs of the Landlord as between solicitor and client on a lump sum basis, expenses of taking possession of the demised premise and realizing upon goods and chattels of the tenant shall be paid by the Tenant and such sums shall be deemed to be rent payable under this Lease.

ARTICLE 14 DISTRESS

14.01  Whensoever the Landlord shall be entitled to levy distress against goods and chattels of the Tenant, it may use such force as it may deem necessary for the purpose and for gaining admission to the demised premise without being liable to any action in respect thereof or for any loss or damage occasioned thereby, and the tenant hereby expressly releases the Landlord from allocations, proceedings, claims or demands whatsoever for or on account for or on account or in respect of any such forcible entry for any loss or damage sustained by the Tenant in connection therewith.

ARTICLE 15 LANDLORD COVENANTS

                       The Landlord covenants with the Tenant as follows:

15.01  To provide to the demised premise during normal business hours (including Saturday and Sunday) by means of a system for heating, cooling, filtering and circulating air, processed air in such quantities and at such temperatures as shall maintain in the demised premise conditions of reasonable temperature and comfort in accordance with good standards of interior climate control generally pertaining at the date of this Lease applicable to normal occupancy of premises for office purposes, but the Landlord shall have no responsibility for any inadequacy or performance of said system if the Tenant shall have installed partitions or other installations in locations which interfere with the proper operation of the said system or if the window covering on exterior windows shall not be fully closed while such windows are exposed to direct sunlight.

15.02  Subject to the supervision of the Landlord, to furnish for use by the Tenant and its employees and invitees in common with other persons entitled thereto, passenger elevator service to the demised premise, and to furnish for the use of the Tenant in common with others entitled thereto at reasonable intervals and at such hours as the Landlord may select, elevator service to the demised premise for the carriage of furniture, equipment, deliveries and supplies, provided however, that if the elevator shall become inoperative or shall be damaged or destroyed the Landlord shall have a reasonable time within which to repair such damage or replace such elevator and the Landlord shall repair or replace the same as soon as reasonably possible, but shall in no event be liable for indirect or consequential damages or other damages for personal discomfort or illness during such period of repair or replacement.

15.03  To permit the Tenant and its employees and invitees to have the use during normal business hours in common with others entitled thereto of the common entrances, lobbies, stairways and corridors of the building giving access to the demised premise.

15.04  To permit the Tenant and its employees and invitees in common with others entitled thereto to use the washrooms in the building on the floor and floors in which the demised premises are situate.

15.05  To cause the elevator common entrances, lobbies, stairways, corridors, and other parts of the building from time to time provided for common use and enjoyment, to be swept, cleaned or otherwise maintained.

15.06  Not so as to restrict the generality of the foregoing but for greater certainty, the Landlord shall keep the building, other than the demised premise and premises of other tenants, and the land in a good reasonable state of repair and consistent with a first class office building, including the foundation, roof, exterior walls, including glass portions thereof, the system for interior climate control, the elevator, entrances, stairways, corridors, lobbies, parking areas and washrooms from time to time provided for use in common areas by the Tenants and other Tenants of the building and systems providing utilities to the demised premise.

ARTICLE 16 MISCELLANEOUS COVENANTS

16.01  The Landlord shall not be liable for any damage to any property or person at any time in or on the demised premise through steam, waterworks, water, rain or snow which may leak into, issue or flow from any part of the demised premise, or from any other place not due to the negligence or wilful act of the Landlord, its servants, employees or agents.

16.02  The Tenant covenants with the Landlord to indemnify and save harmless the Landlord against and from any and all claims, including without limiting the generality of the foregoing, all claims for personal injury or property damage arising from any act or omission of servants, employees, invitees or licensees of the Tenant, and against from all costs, counsel fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon.

16.03  During the term of this Lease, or any renewal thereof, the Tenant shall not suffer or permit any Builder's or other liens or encumbrances for work, labour, service or material to be filed against or attached to the demised premise or any portion thereof.

16.04  Subject to the provisions of Article 10 hereof, upon termination of this Lease for any reason whatever, the Tenant shall surrender to the Landlord the demised premise, together with all alterations and replacements and additions thereof (except the Tenant's equipment) in good order, condition and repair, reasonable wear and tear excepted.

16.05  The Landlord shall have the right to transfer title to the demised premise at any time or assign its interest under this Lease agreement.

16.06  The Tenant shall not have the right to assign or sublet or part with or share possession of the whole or any part of the demised premise without the Landlord's prior written consent and the Landlord agrees that such consent shall not be unreasonably withheld or delayed.

                Any assignment or sub-lease of the demised premise by the Tenant shall in no way relieve or release the Tenant from its covenants and obligations hereunder.

16.07  If the Tenant herein is a private corporation and if by the sale or other disposition of its shares or securities the control or the beneficial ownership of such corporation is changed at any time after the execution of the lease or during the term, the Landlord may, at its option, cancel this Lease and the term hereby granted upon the giving of sixty (60) days notice to the Tenant of its intention to cancel this Lease and the term shall thereupon be cancelled.

16.08  In the event the Tenant enters into any sublease, the Tenant shall not collect rental from the sub-lessee more than one month in advance of the due date thereof.

16.09  It is agreed by and between the parties hereto that the Landlord may mortgage the demised premise, the said mortgage to be registered in priority to this lease, and the Tenant covenants and agrees to execute postponements of any encumbrances it may place upon the Title to the demised premise to protect its interest under the Lease for the purpose of allowing any such mortgage or to have priority over any encumbrances the Tenant may register as aforesaid, provided however, that such mortgagee or their respective successors or assigns in favour of which such attornment has been made shall recognize this Lease and the rights of the Tenant thereunder as long as the Tenant shall not be in default in the performance of its obligations under this Lease. It is further agreed that the Landlord may assign the rents hereunder to such mortgagees and notice to that effect, signed by the Landlord, shall be sufficient authority for the Tenant to pay the rent, or such portion thereof as is assigned to the mortgagee, and the receipt of the Mortgagee shall be a full and adequate discharge to the Tenant for such payment.

16.10  If the Tenant shall remain in possession of the demised premise after termination of the term hereby granted, or any renewal thereof, without further written agreement between the Landlord and the Tenant, a tenancy from year to year shall not be created by the implication of law, but the Tenant shall be deemed to be a monthly tenant only at the Basic Rent payable immediately prior to such termination and subject in all other respects to the terms of this Lease.

16.11  The failure of either party to insist upon strict performance of any covenant or condition contained in this Lease or to exercise any right or option hereunder shall not be construed as a waiver or relinquishment for the future of any such covenant, condition, right or option. The acceptance of any rent from or the performance of any obligation hereunder by a person other than the Tenant shall not be construed as an admission by the Landlord of any right, title or interest of such person as a sub-lessee, assignee, transferee, or otherwise in the place and stead of the Tenant.

16.12  Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by prepaid mail as follows:

             TO THE LANDLORD:   310 - 1676 Martin Drive
                                Surrey, B.C. V4A 6E7

              TO THE TENANT:        305 - 1656 Martin Drive,
                                                                                        Surrey, B.C. V4A 6E7

or such other address as the respective parties may in writing advise. Any such notice shall be deemed to have been given and received, if delivered, and if mailed, seventy-two (72) hours following the mailing thereof.

16.13  The Tenant hereby accepts this Lease subject to the conditions, restrictions and covenants herein set forth and implied.

16.14  This Lease may be executed in counterpart.

16.15  Wherever the singular or masculine or neuter are used throughout this Lease, they shall be construed as if the plural, neuter feminine or body corporate had been used, where the context or the party or parties hereto so require, and the rest of the sentence shall be construed as if the necessary grammatical and terminological changes thereby rendered necessary had been made.

16.16  This Lease and the covenants and agreements herein contained shall enure to the benefit of and be binding upon the parties hereto, and their respective heirs, legal personal representatives, successors and permitted assignees and subleases.

16.17  Time shall be of the essence of this Lease.

16.18  In the event of any calculation or determination by the Landlord of the Rentable Area of any premises (including the demised premise) or of the Total Rentable Area is disputed or called into question, it shall be calculated or determined by the Landlord's architect or quantity surveyor from time to time appointed for the purpose whose certificate shall be conclusive.

16.19  The Tenant shall permit the Landlord and its authorized agents and employees to show the demised premise to prospective tenants during normal business hours of the last six (6) months of the term.

16.20  The Tenant shall not paint, display, inscribe, place or affix any sign, symbol, notice or lettering of any kind anywhere outside the demised premise (whether on the outside or inside of the building) or within the demised premise so as to be visible from the outside of the demised premise, with the exception only of an identification sign at or near the entrance of the demised premise subject to the approval of the Landlord, which approval shall not be unreasonably withheld and a directory listing in the main lobby of the Building in each case containing only the name of the Tenant, provided however, the Tenant may, subject to the written approval of the Landlord, erect a sign on the storefront of the demised premise or suspend an identification sign from the overhead canopy formed by the mezzanine floor of the Building.

16.22  The Tenant shall observe, and cause its employees and other over whom the Tenant can reasonably be expected to exercise control to observe, the rules and regulations attached hereto as Schedule "B", and such further and other reasonable regulations and amendments and changes therein as may hereinafter be made by the Landlord, of which notice in writing shall be given to the Tenant, and all such rules and regulations shall be deemed to be incorporated into and form part of this Lease.

16.23  If the Tenant shall bring in or upon the demised premise any equipment, article or thing that shall cause any increase in any charge, a part of which the Tenant is required to pay a proportional share, then the Tenant shall pay any such increases as additional rent forthwith.

16.24  Notwithstanding Article 5.01(c)(xiv) where the demised premise is located on the ground floor of the Building, then the Tenant shall pay the costs (maintenance and operating costs including lighting and sign rental charges) of the display sign in the same proportion that the length of sign adjacent to the demised premise bears to the total length of the sign.

~~ARTICLE 17 OPTION TO RENEW~~
~~17.01  The Tenant, provided it is not in default hereunder, shall have the option of renewing this Lease for *** further terms of *** years each. All terms of the renewal leases to be the same as this Lease with the exception of the option to renew and with further exception of the amount of rent to be paid. Any option to renew shall be exercised by the Tenant serving notice in writing, exercising the option upon the Landlord in the manner for serving written notice provided in the Lease. Such notice shall be served six (6) months prior to the expiration of the term of this Lease or any renewal thereof and, upon such notice being delivered to the Landlord, both parties agree to immediately commence negotiations on the renewal rental rate, which shall be fixed by mutual agreement, and if the parties hereto cannot agree on the renewal rate within three (3) months of the delivery of notice exercising the option, the matter will be settled by two (2) arbitrators pursuant to the Commercial Arbitration Act of British Columbia then in effect, but in any event the Basic Rent shall not be less than the Basic Rent paid during the last year of this Lease and any renewal thereof. The costs of the arbitration shall be born equally between the parties hereto.~~

ARTICLE 18 GUARANTEE

18.01  IN CONSIDERATION of the Landlord granting this Lease, the said GUARANTOR HEREBY COVENANTS, promises and agreed that if at any time default shall be made in the payment of any rent or interest or any other monies for the time being due to the Landlord pursuant to this lease, the Guarantor will pay to the Landlord the whole such rent and interest and other monies which shall then be due to the Landlord as aforesaid on the days and times and in the manner provided by this Lease, and will otherwise observe and perform the covenants, conditions and provisos herein, and the Guarantor will further pay the Landlord all costs that may arise in consequence of the said non-performance of the said covenant of any of them, and it shall not be necessary to notify the Guarantor of any default, and liability of the Guarantor shall in no way be diminished or affected nor shall the Guarantor be released by reason of the omission of the Landlord to exercise any of its rights or remedies in the Lease, provided the Landlord may grant time, renewals, extensions, releases and discharges, to compromise, compound with or otherwise deal with the Tenant or any person liable under the Lease, without notice to the Guarantor and without any consent on the part of the Guarantor, and without discharging or in any way affecting the liability of the Guarantor hereunder.

                      PROVIDED that the Guarantor, his heirs, executors, administrators, and assigns are and shall be bound by the covenants and stipulations herein contained on the part of the Guarantor shall enure to, and every power herein contained may be exercised by the successor and assign of the Landlord, and against the heirs, executors, administrators and assigns of the Guarantor and that all covenant herein contained are to be construed as both joint and several.

         IN WITNESS WHEREOF the Tenant has hereunto set their hands and seals and the Landlord has hereunto affixed its corporate seal in the presence of its proper officers authorized in that behalf, all as of the day and year first written above.

THE CORPORATE SEAL OF SUNSHINE COAST	)
HOLDINGS LTD. was affixed in the	)
presence of:	)	C/S
)
/s/ Edgar Ross Wightman	)
)
(authorized signatory))

SIGNED, SEALED AND DELIVERED BY THE	)
TENANT in the presence of:	)
)
)
/s/ Heather Sadoway	)	FORTUNE OIL & GAS, INC.
(witness' signature))		PER /s/ David Nunn
Heather Sadoway	)
Administrator	)	C/S
(occupation))
#310 1676 Martin Drive )
Surrey, B.C. Canada V4A 6B7)
(address))
)
)
)
(as to all signatures))

SCHEDULE "A" TO LEASE

Insert drawing here

SCHEDULE "B" TO LEASE

RULES AND REGULATIONS

Revised December 1, 1992

                 The Tenant shall observe the following Rules and Regulations (as amended, modified or supplemented from time to time by the Landlord as provided in this Lease):

1.  The Tenant shall not use or permit the use of the Demised Premise in such a manner as to create any objectionable noises, odours or other nuisances or hazards, or breach any applicable provisions of municipal by-laws or other lawful requirements applicable thereto or any requirements of the Landlord's insurers. Smoking of tobacco shall be deemed to create an objectionable odour and a hazard to the health of others. Its use on the Demised Premise is expressly prohibited.

2.  The Tenant shall not abuse, misuse, or damage the Demised Premise or any of the improvements or facilities in the Building, and in particular shall not deposit rubbish in any plumbing apparatus or use it for other than purposes for which it is intended, and shall not deface or mark any walls or other parts of the Building.

3.  The Tenant shall not perform, patronize or (to the extent under its control) permit any canvassing, soliciting or peddling in the Building, shall not install in the Demised Premise any machine for vending or dispensing refreshment or merchandise and shall not permit food or beverage to the brought to the Demised Premise, except by such means, at such times and by such persons as have been authorized by the Landlord.

4.  The entrances, lobbies, elevators, staircases and other facilities of the Building are for use only for access to the Demised Premise and other parts of the Building and the Tenant shall not obstruct or misuse such facilities or permit them to be obstructed or misuse such facilities or permit them to be obstructed or misused by its agents, employees, invitees and others under its control.

5.  No safe or heavy office equipment shall be moved by or for the Tenant unless the consent of the Landlord is first obtained and unless due care is taken. Such equipment shall be moved upon appropriate steel bearing plates, skids or platforms, and subject to the Landlord's direction, and at such times, by such means and by such persons as the Landlord shall have approved. No furniture, freight, or bulky matter of any description shall be moved in or out of the Demised Premise or carried in the elevator except during such hours as the Landlord shall have approved. Hand trucks and similar appliances shall be equipped with rubber tires and other safeguards approved by the Landlord, and shall be used only by prior arrangements with the Landlord.

6.  The Tenant shall permit and facilitate the entry of the Landlord, or those designated by it, into the Demised Premise for the purpose of inspection, repair, window cleaning and the performance of other janitor services, and shall not permit access to main heater ducts, janitor and electrical closets and other necessary means of access to mechanical, electrical and other facilities to be obstructed by the placement of furniture or otherwise. The Tenant shall not place any additional lock or other security devices upon any doors of the Demised Premise without the prior written approval of the Landlord and subject to any conditions imposed by the Landlord for the maintenance of necessary access.

7.  The Landlord may require all or any persons entering and leaving the building at any time other than normal business hours to satisfactorily identify themselves and register in books kept for that purpose and may prevent any person from entering the Demised Premise unless provided with a key thereto and a pass or other authorization from the Tenant in a form satisfactory to the Landlord and may prevent any person from removing any goods therefrom without written consent authorization.

8.  The Tenant shall refer to the Building only by the name from time to time designated by the Landlord for it and shall use the name only for the business address of the Demised Premise and not for any promotion or other purposes.

9.  The Tenant shall not install or operate any interior drapes installed by the Tenant so as to interfere with the exterior appearance of the Building.

10.  The Tenant shall extinguish all lights and lock the Demised Premise each time he leaves the Demised Premise vacant; if this occurs outside normal business hours, the Tenant shall be responsible for locking the exterior door through which he left the Building.

11.               Where the Demised Premises are located on the ground floor of the Building:

The Tenant will not permit at any time any debris, garbage, trash, waste or refuse to be placed or left, or permitted to be placed or left in, on or upon any part of the Land (including common areas and corridors inside the Building) adjacent or proximate to the Demised Premise (or within the Demised Premise).

The Tenant will at the end of each business day leave the Demised Premise and that part of the Land referred to above in a clean and attractive condition.

The Landlord may from time to time require and direct the Tenant to police the areas in observance of this rule, and whenever necessary, provide receptacles specifically designated by the Landlord for waste. Such receptacles will be provided by the Tenant at the Tenant's expense.

Whenever the Tenant neglects or refuses to observe this rule, the Landlord may, but shall not be required to, police the areas in observance of this rule on behalf of the Tenant and the cost thereof, including janitorial labour charges shall immediately be payable by the Tenant to the Landlord as additional rent.

                  The foregoing Rules and Regulations as from time to time amended, are not necessarily of uniform application but may be waived in whole or in part in respect to other tenants without affecting their enforceability with respect to the Tenant and the Demised Premises, and may be waived in whole or in part with respect to the Demised Premise without waiving them as to future application in the Demised Premise, and the imposition of such rules and regulations shall not create or imply any obligation of the Landlord for their non-enforcement.

THIS AGREEMENT made as of the 21st day of September, 2001.

BETWEEN:

SUNSHINE COAST HOLDINGS LTD., a company duly incorporated under the laws of the Province of British Columbia, and having its registered office at #300 - 1676 Martin Drive in the City of Surrey, in the Province of British Columbia;

(hereinafter called the "Landlord")

OF THE FIRST PART
AND:

FORTUNE OIL AND GAS INC.
#305 - 1656 Martin Drive,
Surrey, B.C.
V4A 6E7

(hereinafter called the "Assignor")

OF THE SECOND PART

AND:
FORTUNE PACIFIC MANAGEMENT LTD.
#305 - 1656 Martin Drive,
Surrey, B.C.
V4A 6E7

(hereinafter called the "Assignee")

OF THE THIRD PART

WHEREAS:

By a lease (hereinafter called the "Original Lease"), made as of the 27th day of September, 2000, the Landlord did lease and demise unto the Assignor a portion of a building (hereinafter and in the Original Lease called the "Building") at 1656 Martin Drive, Surrey, British Columbia, which property is more particularly described in the Original Lease as follows:

Lot 3 of the South East Quarter of Section 15, Township 1, Plan 56401, except part subdivided by Plan 60277, New Westminster District.

2

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises, the grants and mutual agreements herein contained and other good and valuable consideration, receipt of which the parties hereby grant, covenant and agree as follows:

1.
The Assignor wishes to transfer the Lease, and all of its rights and obligations to the Assignee commencing October 1, 2001. The Assignee agrees to assume the Lease and all the rights and obligations. The Landlord agrees to the transfer.

2.	The parties agree that the $3,438.41 deposit shall be retained by the Landlord as a credit in favour of the Assignee.

3.	This Agreement shall be read and construed with the Original Lease and the Original Lease shall, effective as of the commencement date, be treated as being modified and amended.

4.	Except as modified by this Agreement and the renewals thereof, the Original Lease is in all respects hereby confirmed and is, and shall remain, in full force and effect.

5.	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors, assigns and legal personal representatives.

3

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

The Corporate Seal of SUNSHINE COAST	)
HOLDINGS LTD. was hereunto affixed	)
in the presence of:	)	c/s
)
/s/ Edgar Ross Wightman	)
)
(authorized signatory))

SIGNED, SEALED AND DELIVERED by	)
the Assignor in the presence of:	)
)
/s/ W.S. Horper	)	/s/ James B. Wensveen
(witness's signatory))
Occupation: Accountant Address: 7521 Colleen St. Burnaby B.C. V5A 2A5	) ) )	FORTUNE OIL AND GAS INC.

SIGNED, SEALED AND DELIVERED by	)
the Assignee in the presence of:	)
)
/s/ W.S. Horper	)	/s/ David Nunn
(witness's signatory))
Occupation: Accountant Address: 7521 Colleen St. Burnaby B.C. V5A 2A5	) ) )	FORTUNE PACIFIC MANAGEMENT LTD.

THIS AGREEMENT made as of the 25th day of March, 2004.

BETWEEN:

SUNSHINE COAST HOLDINGS LTD., a company duly incorporated under the laws of the Province of British Columbia, and having its registered office at 300 - 1676 Martin Drive in the City of Surrey, in the Province of British Columbia, which company holds the lands, in fee simple, and the premises herein described, as bare trustee, owned by A.E. Bobsien, doing business as Sunshine Coast Holdings;

(the “Landlord”)

AND:

FORTUNE PACIFIC MANAGEMENT LTD., of
#305 - 1656 Martin Drive,
Surrey, B.C.
V4A 6E7

(the “Tenant “)

WHEREAS:

A.   By a lease (hereinafter called the “Original Lease”) made as of the 27th day of September, 2000, the Landlord did lease and demise unto the Tenant a portion of a building (hereinafter and in the Original Lease called the “Building”) at 1656 Martin Drive, Surrey, British Columbia, which property is more particularly described in the Original Lease as follows:

                    Lot 3 of the South East Quarter of Section 15, Township 1, Plan 56401, except part subdivided by Plan 60277, New Westminster District.

B.   The term of the Original Lease was for three (3) years and six (6) months commencing on the day of October, 2000, and ending on the day of March, 2004, with rights of renewal as provided in the Original Lease.

C.                The Original Lease had as Tenant and Guarantor Fortune Oil and Gas Inc.

D.   By agreement, dated September 21, 2001, the Landlord and Tenant changed terms of the Lease as more particularly set out therein;

2

E.   The Landlord and Tenant have agreed to renew the Original Lease for a further term of three (3) years and six (6) months commencing on the 1st day of April, 2004. The Tenant shall pay annual base rent during the term of this renewal lease in the sum of Ninety Two Thousand and Four Hundred Dollars ($92,400) payable monthly in advance on the first day of each and every month in consecutive monthly installments equal to the base rent of Two Thousand Two Hundred and Twenty Dollars ($2,220) each month during the term of this renewal.

                   The aforesaid base rent is calculated on the basis of $ 15.00 for each square foot of the 1,760 square feet of Rentable Area as specified in the Original Lease.

F.   The Landlord agrees to install new one (1) inch horizontal lowered blinds, to the building standard, to all exterior windows within six (6) weeks of the tenant signing this document.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises, the grants and mutual agreements herein contained and other good and valuable consideration, receipt of which the parties hereby grant, covenant and agree as follows:

1.	This Agreement shall be read and construed with the Original Lease and the Original Lease shall, effective as of the commencement date, be treated as being modified and amended.

2.	Smoking of tobacco products is not permitted.

3.	Except as modified by this Agreement and the renewals thereof, the Original Lease is in all respects hereby confirmed and is, and shall remain, in full force and effect.

4.	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors, assigns and legal personal representatives.

3

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

Signed, sealed and delivered	Sunshine Coast Holdings Ltd.
by the Landlord in the presence of:	by its authorized signatory

/s/ Sandra Kirilanti	/s/ Edgar Ross Wightman

(witness' signature) Print Name: Sandra Kirilanti Residence: 15117 Columbia Ave. Address: White Rock, B.C. VYB1J2 Occupation: Admin. Assistant	Edgar Ross Wightman

Signed, sealed and delivered	Fortune Pacific Management
By the Tenant in the presence of:	by its authorized signatory

/s/ Ruth Modder	/s/ David Nunn

(witness' signature) Print Name: Ruth Modder Residence: 11322 79th Ave. Address: W. Delta, B.C. V4C1S7 Occupation: Managing Director	David Nunn